UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2013

COVIDIEN PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in charter)

Ireland	001-33259	98-0624794
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 On Hatch, Lower Hatch Street
Dublin 2, Ireland
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 (1) 438-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
Effective October 1, 2013, the Company realigned its operating segments such that the Medical Supplies business in Western Europe is now managed by the Medical Devices segment. Integrating these businesses allows Covidien to better utilize internal resources and achieve cost synergies. In addition, certain costs that were previously included in corporate expense, primarily information technology and certain shared service costs, are now reflected in the Company’s reportable segments, consistent with the way in which management measures and evaluates segment performance. The Company is also reporting its geographic sales primarily based on customer location rather than the location of the selling entity. These changes have no impact on the consolidated results of operations of the Company.

In order to assist investors, the Company is presenting certain financial information for fiscal 2013 and 2012 reflecting all of the changes described above. This unaudited financial information is furnished as Exhibit 99.2 to this report and includes:

•	Segment Net Sales and Operating Income for the Fiscal Years Ended September 27, 2013 and September 28, 2012

•	Segment Net Sales and Operating Income for the Quarters Ended December 28, 2012, March 29, 2013, June 28, 2013 and September 27, 2013

•	Product Line Sales for the Fiscal Years Ended September 27, 2013 and September 28, 2012

•	Product Line Sales for the Quarters Ended December 28, 2012 and December 30, 2011

•	Product Line Sales for the Quarters Ended March 29, 2013 and March 30, 2012

•	Product Line Sales for the Quarters Ended June 28, 2013 and June 29, 2012

•	Product Line Sales for the Quarters Ended September 27, 2013 and September 28, 2012

•	Sales by Geography for the Fiscal Years Ended September 27, 2013 and September 28, 2012

•	Sales by Geography for the Quarters Ended December 28, 2012 and December 30, 2011

•	Sales by Geography for the Quarters Ended March 29, 2013 and March 30, 2012

•	Sales by Geography for the Quarters Ended June 28, 2013 and June 29, 2012

•	Sales by Geography for the Quarters Ended September 27, 2013 and September 28, 2012

•
Supplemental Financial Information for the Quarters Ended December 28, 2012, March 29, 2013, June 28, 2013 and September 27, 2013 and the Fiscal Year Ended September 27, 2013 and the Quarters Ended December 30, 2011, March 30, 2012, June 29, 2012 and September 28, 2012 and the Fiscal Year Ended September 28, 2012

Exhibit 99.2 contains operational growth, which is considered a “non-GAAP” financial measure under applicable Securities & Exchange Commission rules and regulations. This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Company’s definition of this non-GAAP measure may differ from similarly titled measures used by others.

The Company generally uses this non-GAAP financial measure to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with U.S. GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because this non-GAAP financial measure excludes the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is included in the tables furnished as part of Exhibit 99.2.

Item 7.01.	Regulation FD Disclosure

On December 16, 2013, the Company issued a press release announcing reporting changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press Release dated December 16, 2013
99.2    Covidien Revised Financial Information

The information in this Current Report on Form 8-K, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PUBLIC LIMITED COMPANY

By:	/s/ Richard G. Brown, Jr.
Richard G. Brown, Jr.
Vice President, Chief Accounting Officer and
Corporate Controller
Date: December 16, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release dated December 16, 2013

99.2	Covidien Revised Financial Information